Exhibit 5.1
2100 L Street, NW Suite 900 Washington DC 20037 TELEPHONE: 202.887.1500 FACSIMILE: 202.887.0763 www.mofo.com	morrison & foerster llp austin, beijing, berlin, boston, brussels, denver, hong kong, london, los angeles, new york, palo alto, san diego, san francisco, shanghai, singapore, tokyo, washington, d.c.

August 23, 2023

Board of Directors

Anzu Special Acquisition Corp I

12610 Race Track Road, Suite 250

Tampa, FL 33626

Re:Registration Statement on Form S-4, as amended

Ladies and Gentlemen:

We are acting as counsel to Anzu Special Acquisition Corp I, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4, as amended (File No. 333-271920) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) the issuance of up to 15,000,000 shares (the “Merger Shares”) of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”), in connection with the Business Combination Agreement, dated as of April 17, 2023, by and among the Company, Envoy Merger Sub, Inc., and Envoy Medical Corporation (as amended, the “Business Combination Agreement”) and (ii) the issuance of up to 4,312,774 shares of Series A convertible preferred stock, par value $0.0001 per share, of the Company (the “Preferred Shares” and, together with the Merger Shares, the “Shares”), in connection with the offer by the Company of the Preferred Shares to holders of Class A Common Stock in exchange for their shares of Class A Common Stock (the “Exchange Offer”), as such offer is further described in the Registration Statement.

For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion and we are familiar with the proceedings taken and proposed to be taken by the Company in with the authorization and issuance of the Shares. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that following (i) the effectiveness of the Registration Statement, (ii) the issuance of the Merger Shares pursuant to the terms of the Business Combination Agreement and (iii) the issuance of the Preferred Shares pursuant to the terms of the Exchange Offer, the Shares will be validly issued, fully paid and non-assessable.

This opinion is furnished to you in connection with the filing by the Company of the Registration Statement and may not be relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated. This opinion is given as of the date hereof, and we assume no obligation to advise you of any changes in applicable law or any facts or circumstances that come to our attention after the date hereof that may affect the opinion contained herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated by the Commission.

Very truly yours,

/s/ Morrison & Foerster LLP

Morrison & Foerster LLP